EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K, into the Company's previously filed registration statements on Form S-8 (File No. 333-32363), Form S-8 (File No. 333-62361) and Form S-4 (File No. 333-50449).



ARTHUR ANDERSEN LLP
Houston, Texas
March 29, 1999